EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2006

Natick, MA (April 18, 2006) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2006.

Highlights:

•	Record net sales of $1.62 billion, the highest quarterly total in company history
•	Record drug-eluting stent sales in markets outside the U.S.
•	Quarterly sequential growth in worldwide TAXUS® coronary stent sales from $606 million to $633 million, including sequential growth in U.S. sales from $398 million to $419 million

Net sales for the first quarter of 2006 were $1.620 billion as compared to $1.615 billion for the first quarter of 2005. Excluding the unfavorable impact of $40 million of foreign currency fluctuations, net sales for the first quarter of 2006 increased by three percent. Worldwide sales of TAXUS paclitaxel-eluting coronary stent systems were $633 million for the first quarter of 2006 as compared to $686 million for the first quarter of 2005 and $606 million for the fourth quarter of 2005. U.S. sales of TAXUS coronary stent systems were $419 million for the first quarter of 2006 as compared to $494 million for the first quarter of 2005 and $398 million for the fourth quarter of 2005.

Net income for the first quarter of 2006 was $332 million, or $0.40 per diluted share, as compared to net income of $358 million, or $0.42 per diluted share, for the first quarter of 2005. Reported results for the first quarter of 2006 included charges (after-tax) of $22 million, or $0.03 per share, for stock-based compensation due to the adoption of SFAS No. 123(R)*, and $27 million (after-tax), or $0.03 per share, associated with investment write-downs due to the termination of a gene therapy trial. Reported results for the first quarter of 2005 included charges (after-tax) of $73 million, or $0.09 per share, for purchased research and development.

“We are very pleased that we achieved record company sales for the quarter, including 15 percent year-over-year constant currency growth in our Endosurgery Group, in addition to sequential growth in worldwide TAXUS stent system sales,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “This strong performance provides a solid foundation for our acquisition of Guidant, which we expect to close shortly.”

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Boston Scientific Corporation / Page 2
April 18, 2006

Boston Scientific officials will be discussing these and other issues with analysts on a conference call at 11:00 a.m. (ET) Tuesday, April 18, 2006. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

* Statement of Financial Accounting Standards (new accounting standard for stock-based compensation)

Effective January 1, 2006, the Company adopted SFAS No. 123(R) using the modified-prospective method. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of stock-based compensation. Based on the pro forma application of SFAS No. 123 for the calculation of employee stock-based compensation expense prior to January 1, 2006 (as previously disclosed in the Company’s consolidated financial statements), pro forma employee stock-based compensation expense in the first quarter of 2005 (after-tax) was $17 million, or $0.02 per diluted share.

Forward Looking Statements

This press release contains forward-looking statements, including statements as to regulatory approvals for the merger, timing expectations to complete the merger and other statements identified by words such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “projects”, “plans”, “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of other closing conditions contained in the merger agreement and other risk factors relating to our industry as detailed from time to time in each of Boston Scientific’s and Guidant’s reports filed with the Securities and Exchange Commission, including each such company’s most recent Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Boston Scientific undertakes no obligation to update publicly any forward-looking statements herein, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

The Company discloses non-GAAP or pro forma measures that exclude certain charges. These supplemental measures exclude the impact of certain charges such as litigation settlement costs and purchased in-process research and development that are highly variable and difficult to predict. Management uses these supplemental measures to evaluate performance period over period, to analyze the underlying trends in the Company's business and to establish operational goals and forecasts that are used in allocating resources. Since management finds this measure to be useful, the Company believes that its investors benefit from seeing the Company’s results through the eyes of management in addition to seeing its GAAP results.

Boston Scientific Corporation / Page 3
April 18, 2006

The Company recognizes that these charges can have a material impact on the Company’s cash flows and net income. Although the Company believes it is useful for investors to see its core performance free of certain charges, investors should understand that the excluded items are actual expenses that impact the cash available to the Company for other uses. To gain a complete picture of the Company’s performance, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are therefore reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that the Company’s non-GAAP information may be different from the non-GAAP information provided by other companies.

CONTACT:           Milan Kofol
508-650-8569
Investor Relations
Boston Scientific Corporation

Paul Donovan
508-650-8541
Media Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
In millions, except per share data	2006	2005

Net sales	$1,620	$1,615
Cost of products sold	374	344
Gross profit	1,246	1,271

Selling, general and administrative expenses	470	431
Research and development expenses	186	159
Royalty expense	55	64
Amortization expense	38	31
Purchased research and development		73
	749	758
Operating income	497	513

Other income/(expense):
Interest expense	(37)	(23)
Other, net	(29)	4

Income before income taxes	431	494
Income taxes	99	136

Net income	$332	$358

Net income per common share - assuming dilution	$0.40	$0.42

Weighted average shares outstanding - assuming dilution	830.4	850.2

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions	2006	2005

Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,083	$848
Trade accounts receivable, net	978	932
Inventories	407	418
Other current assets	405	433
Total current assets	2,873	2,631

Property, plant and equipment, net	1,024	1,011
Intangible assets, net	3,741	3,735
Investments	550	594
Other assets	921	225
	$9,109	$8,196

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$806	$156
Accounts payable and accrued expenses	1,040	1,229
Other current liabilities	189	94
Total current liabilities	2,035	1,479

Long-term debt	1,836	1,864
Other long-term liabilities	567	571

Stockholders' equity	4,671	4,282
	$9,109	$8,196

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
REGIONAL SUMMARY
(Unaudited)

	Three Months Ended March 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

DOMESTIC	$991	$1,005	(1%)	(1%)

Europe	314	299	5%	14%
Japan	134	151	(11%)	(1%)
Inter-Continental	181	160	13%	11%
INTERNATIONAL	629	610	3%	10%

WORLDWIDE	$1,620	$1,615	0%	3%

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
DIVISIONAL SUMMARY
(Unaudited)

	Three Months Ended March 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

Cardiovascular	$1,133	$1,192	(5%)	(3%)
Electrophysiology	34	32	6%	11%
Neurovascular	80	69	16%	20%
CARDIOVASCULAR	1,247	1,293	(4%)	(1%)

Oncology	54	50	8%	11%
Endoscopy	180	167	8%	11%
Urology	90	72	25%	27%
ENDOSURGERY	324	289	12%	15%

NEUROMODULATION	49	33	48%	49%

WORLDWIDE	$1,620	$1,615	0%	3%